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Exhibit 8.2

February 4, 2016

Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254

Ladies and Gentlemen:

        We have acted as special counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the "Company"), in connection with a registration statement (the "Registration Statement") on Form S-3 filed by Ashford Hospitality Prime, Inc., a Maryland corporation ("Ashford Prime"), with the Securities and Exchange Commission (the "SEC") on or about the date hereof, with respect to the resale from time to time of up to (i) 2,600,000 shares of the Company's 5.50% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), which were issued to the selling stockholders named in the Registration Statement in exchange for an equal number of shares of the Company's 5.50% Series A Cumulative Convertible Preferred Stock originally sold to such selling stockholders in a private placement conducted in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), (ii) an undetermined number of shares of common stock issuable upon conversion of the Series B Preferred Stock and (iii) 200,000 shares of common stock sold to the selling stockholders in a private placement in reliance on Regulation D under the Securities Act. You have requested our opinion as to certain United States federal income tax matters with respect to the Company for its five taxable years ended December 31, 2009 through December 31, 2013, upon which Cadwalader, Wickersham and Taft LLP ("Cadwalader"), counsel to Ashford Prime, is entitled to rely.

        In connection with our opinion, we have examined and relied upon the following:

          1.     the Company's Articles of Amendment and Restatement filed July 28, 2003, and the Certificate of Correction to Correct an Error, in the form filed with the State Department of Assessments and Taxation of Maryland on August 7, 2003;

          2.     the Company's Articles Supplementary (Series A Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2004;

          3.     the Company's Articles Supplementary (Series B-1 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

          4.     the Company's Articles Supplementary (Series B-2 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

          5.     the Company's Articles Supplementary (Series C Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 10, 2007;

          6.     the Company's Articles Supplementary (Series D Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on July 17, 2007; the Company's Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2010; the Company's Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 30, 2011;

          7.     the Company's Articles Supplementary (Series E Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 15, 2011; the Company's

  Articles Supplementary Establishing Additional Shares of Series E Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on October 14, 2011;

          8.     the Company's Amended and Restated Bylaws, as amended by Amendment No. 1 and Amendment No. 2 thereto, as certified by the Secretary of the Company;

          9.     the Certificate of Amendment to the Certificate of Limited Partnership of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

          10.   the Amended and Restated Agreement of Limited Partnership of the Operating Partnership between Ashford OP General Partner LLC, as the general partner, and Ashford OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the "Operating Partnership Agreement"), as amended through the relevant dates;

          11.   the Officer's Certificate to Counsel for Ashford Hospitality Trust, Inc. Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate");

          12.   the form of leases entered into between any taxable REIT subsidiary of the Company and each partnership, limited liability company or trust in which the Company directly or indirectly owns an interest, in the form of which is attached to the Officer's Certificate; and

          13.   such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

        In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies and conformed copies, (iii) the due authorization, capacity, execution and delivery on behalf of the respective parties thereto of all documents referred to herein and the legal, valid and binding effect thereof on such parties, (iv) the genuineness of all signatures on documents examined by us, (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (vi) each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed. We have further assumed that each of the parties to each of the documents referred to herein fully complies with all of its obligations thereunder and that there are no arrangements, understandings or agreements among any of the parties relating to such documents other than those evidenced by such documents. In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate and have assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification. We have also assumed that:

          1.     for its taxable years ended December 31, 2003 through December 31, 2013, the Company operated in a manner that makes the representations contained in the Officer's Certificate true for such years;

          2.     the Company has not made and will not make any amendments to its organization documents or allow amendments to the Operating Partnership Agreement or organization documents of its corporate subsidiaries or partnership, limited liability or trust agreements of its partnership, limited liability company or trust subsidiaries after the date of this opinion that would adversely affect its qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for its 2009 through 2013 taxable years; and

          3.     no action has been or will be taken by the Company, the Operating Partnership, partnership, limited liability company and trust subsidiaries of the Company or corporate subsidiaries of the Company after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

        Based on the documents and assumptions set forth above and the representations set forth in the Officer's Certificate, we are of the opinion that for the Company's five taxable years ended December 31, 2009 through December 31, 2013, the Company qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Code.

        The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

        We acknowledge that this opinion may be relied upon by Cadwalader in issuing its REIT qualification opinions with respect to Ashford Prime in connection with the transaction referenced in the first paragraph hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Andrews Kurth LLP under the caption "Material Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,
/s/ Andrews Kurth LLP
Andrews Kurth LLP

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  Exhibit 8.2